LOAN AGREEMENT


                                                        Dated: October 12, 1999
NAME OF BORROWER:

         VICON INDUSTRIES, INC.


PRINCIPAL PLACE OF BUSINESS:

    89 Arkay Drive         Hauppauge                 Suffolk  NY       11788

    Street & No.           City/Town                 County   State    Zip
                                                                       Code

STATE OF INCORPORATION:

         New York State


1.       PREAMBLE

         The Borrower has requested KEYBANK NATIONAL ASSOCIATION (the "Bank" or "Lender"), a national banking association, with an office for the transaction of business located at 1377 Motor Parkway, Islandia, New York 11788 to grant (i) a mortgage loan in the amount of ONE MILLION TWO HUNDRED THOUSAND ($1,200,000) DOLLARS (the "Loan") to the Borrower, and the Bank is willing to do so but only upon the terms and conditions of:

         (a) this Loan Agreement (the "Agreement"),

         (b) a Mortgage Note (the "Mortgage Note"), dated on even date herewith,

         (c) a third Mortgage and Security Agreement dated on even date herewith covering the Premises (hereinafter defined)(collectively, the "Mortgage"),

         (d) an Assignment of Leases and Rents covering the Premises (the "Assignment of Rents"),

         (e) and other documents executed or provided by Borrower in connection with this transaction (this Agreement, the Note, the Mortgage, the Assignment of Rents, and the other documents are hereinafter collectively referred to as, the "Loan Documents").

2.       USE OF LOAN PROCEEDS

         The Borrower will use the Loan proceeds in connection with the propert located at 89 Arkay Drive, Hauppauge, New York 11788 (the "Premises").

3.       LOAN PAYABLE IN ACCORDANCE WITH NOTE.

         The Loan shall be payable as provided for in the Note. The Bank, in addition to its legal right of setoff shall be entitled to debit any accounts maintained by Borrower with the Bank for payment due under the Note.

4.       INTEREST

         The Loan shall bear interest computed at a rate (the "Interest Rate") as set forth in the Note.

5.       SECURITY

         As collateral security for the payment of all present and future debts, obligations and liabilities of the Borrower to the Bank, including but not limited to those set forth in the Note (collectively, the "Obligations"), the Borrower will grant to the Bank a security interest in all of the following (the "Collateral"):

         (a) a security interest in and assignment and pledge of all monies, deposits or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from the Bank to the Borrower, or in which the Borrower shall have an interest;

         (b) a third mortgage lien on the property located 89 Arkay Drive, Hauppauge, New York 11788 evidence by the Mortgage; and

         (c) an assignment of leases and rents from the Premises.



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         From time to time,  the  Borrower  will execute and deliver to the Bank such assignments, agreements, documents, Uniform Commercial Code ("UCC") forms and other papers as the Bank may request in connection with the granting, perfection or continuation of the security interests granted hereunder. Borrower hereby authorizes the Bank to file at any time UCC forms signed only by the Bank or copies thereof or of this Agreement.

6.       CONDITIONS TO LOAN

         (a) Conditions Precedent. Borrower agrees that prior to or in any event no later than the time of the closing of the Loan under this Agreement, it will deliver to the Bank:

                  (1) Certified copies of corporate resolutions authorizing the execution and delivery of all Loan Documents;

                  (2) Certificate of good standing from the Secretary of State of New York and any other state or foreign country where Borrower is doing business as to Borrower;

                  (3) Proof satisfactory to the Bank that the Borrower is authorized to do business in the State of New York;

                  (4)  New York State franchise tax search as to Borrower;

                  (5)  A Certificate of incumbency as to Borrower;

                  (6) Certificates of insurance for any insurance required pursuant to this Agreement or any of the Loan Documents;

                  (7)  UCC searches satisfactory to the Bank;

                  (8)  Duly executed UCC financing statements;

                  (9)  Duly executed Loan Documents;

                  (10) An opinion from counsel for the Borrower as to such matters as may be deemed appropriate by the Bank and its counsel;

                  (11) Payment by the Borrower of all costs and expenses incurred by the Bank in establishing the Loan.

         (b) Financial Reporting Requirements. The Borrower agrees as follows:

                  (1) Borrower shall furnish annually to the Bank, audited Financial Statements of Assets and Liabilities, together with Profit and Loss Statements and Borrower's Form 10K, not later than ninety (90) days following the close of the Borrower's Fiscal Year, which Financial Statements shall be prepared on a consolidated basis by an independent Certified Public Accountant (CPA), reasonably satisfactory to the Bank, in accordance with Generally Accepted Accounting Principles(GAAP), including the report/letter, all statements and all footnotes.

                  (2) Annually, within 90 days of its Fiscal Year End and quarterly within 60 days of each quarter end, Borrower shall submit compliance certificates setting forth Borrower's calculations of and demonstrating compliance with its Financial Covenants pursuant to this Agreement and further certifying that, to the best of its knowledge, no Event of Default has occurred hereunder or is occurring or, if a default or Event of Default has occurred or is occurring, then how same shall be cured within thirty (30) days. The compliance certificates must be duly executed by the Borrower.

                  (3) Annually, within 90 days of each fiscal year end and quarterly, within 60 days of each quarter end, Borrower shall submit management prepared consolidating financial statements.

                  (4) The Borrower shall, within 60 days following each quarter end, furnish to the Bank a copy of its Form 10-Q and consolidated Financial Statements.

                  (5) Annually, Borrower shall submit its budget for the upcoming year including projected Profit and Loss Statements and a Balance Sheet, said budget to be delivered with Borrower's Year End Financial Statements.

                  (6) Borrower shall submit such other financial documentation to the Bank as the Bank may reasonably require so long as the Loan is outstanding.

                  (7) Failure to deliver  financial  information  within fifteen
                  (15) days of the date specified will constitute an Event of Default hereunder.

         (c) Financial Covenants. Except for Section 6(c)5 below, the following financial covenants are intended to duplicate those contained in the $14,000,000.00 credit agreement (the "Credit Agreement") between the Lender and Borrower dated July 20, 1998. For so long as the Credit Agreement remains in effect, including all extension and renewal periods, all modifications or waivers of financial covenants under the Credit Agreement will also modify or waive the corresponding financial covenants under this Loan Agreement. At the termination of the Credit Agreement if prior to the termination of the Loan Agreement, the then effective and governing financial covenants under the Credit Agreement will be deemed to be the effective financial covenants under the Loan Agreement and same will be confirmed in writing by an agreement to be executed by the Borrower and the Lender.

The Borrower covenants and agrees that, from and after the date of execution of this Agreement, and so long as any amount may be borrowed hereunder or remains unpaid on account of the Note or is otherwise due to the Bank under this Agreement or any related document, Borrower shall comply with each of the following covenants:

                           (1) Net  Income.  Borrower  shall  on a  consolidated
                  basis (i) maintain a positive Net Income on a fiscal year basis, (ii) not have two consecutive fiscal quarters in which it has net losses that total in excess of $500,000.00 and
                  (iii) not have net losses for four consecutive fiscal quarters that total in excess of $800,000.00.

                           (2) Maximum Liabilities to Worth Ratio. Borrower shall maintain on a consolidated basis at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 1.50:1.0.

                           (3) Debt Coverage Ratio. Borrower shall maintain on a
                  consolidated basis at all times a Debt Coverage Ratio of not less than 1.25:1.0, to be tested quarterly on a rolling four quarter basis.

                           (4) Capital Expenditures. Borrower shall not make any
                  Capital Expenditures in excess of $2,000,000.00 during any fiscal year, excluding Capital Expenditures incurred in Borrower's one time expansion of its facility on Arkay Drive, Hauppauge, New York and Acquisitions identified as Permitted Acquisitions under section 9.07 of the Credit Agreement, including acquisitions permitted by waiver or modification to such Credit Agreement.

                           (5) Modification/Release of Financial Covenants. Notwithstanding anything to the contrary herein, upon the written request of Borrower to the Lender, (i) the Debt Coverage Ratio set forth above shall be increased to 1.3:1.0 to be tested as hereinafter set forth, and (ii) Capital Expenditures, the Maximum Liabilities to Worth Ratio and Net Income financial covenants set forth above shall be released PROVIDED Borrower has complied with all of the following:

                                    (a)  The  Loan  to  Value   Ratio   must  be
                           decreased to sixty-five (65%) percent or less(either by normal amortization and/or a partial prepayment);

                                    (b) Borrower has provided a new appraisal of
                           the Premises to the Bank evidencing a Loan to Value Ratio of sixty-five (65%) percent or less prepared by a Bank approved appraiser and in form satisfactory to the Bank; and

                                    (c) Borrower is not in default  under any of
                           the  Loan   Documents   (as   defined   in  the  Loan
                           Agreement).

                           (6) Determination of Compliance. Compliance with these financial covenants shall be determined by reference to the financial statements of Borrower calculated for Borrower and its Subsidiaries delivered to Lender and shall exclude any balance sheet information or results of operations of any Subsidiary which is not also a Guarantor. All financial covenants shall be applicable at all times and shall be tested at the end of each fiscal quarter except as set forth in paragraph 6(c)(1) above.

                           (7)      DEFINITIONS.

                           "Acquisition" means any transaction pursuant to which
                  Borrower or any of its Subsidiaries (i) acquires equity securities (or warrants, option or other rights to acquire such securities) of any corporation, partnership, limited liability company or other business organization, or any Person which is not then a Subsidiary of Borrower, pursuant to a solicitation of tenders thereof, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or
                  (ii) makes any Person not then a Subsidiary of Borrower a Subsidiary of Borrower, or causes any such Person to be merged into or purchased by Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of Borrower or any of its Subsidiaries, or a combination thereof, or (iii) purchases all or substantially all of the business or assets of any Person.

                           "Affiliate"  means,  with respect to any Person,  any
                  Person (i) that directly or indirectly controls, or is controlled by, or is under common control with, such Person,
                  (ii) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of such Person, (iii) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person, (iv) which is a partnership or limited liability company in which such Person is respectively a general partner or manager or (v) who is among such Person's officers, directors joint venturers, managers or partners. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                           "Amortization" means amortization as determined in
                  accordance with GAAP.

                           "Capital  Expenditures"  means  expenditures  for any
                  fixed assets or improvements, replacements, substitutions, or additions thereto which have a useful life of more than one year.

                           "Capital  Lease" means any lease which is required to
                  be   capitalized  on  the  balance  sheet  of  the  lessee  in
                  accordance with GAAP.

                           "Chun  Shin"  means  Chun Shin  Industries,  Inc.,  a
                  corporation formed under the laws of the Republic of Korea.

                           "Current  Debt" means,  on the date of  determination
                  with respect to any Person, that portion of such Person's long term debt, including Capital Leases and the outstanding principal balance of the Term Loan, that is due and payable within the next 12 months. Current Debt shall exclude all Revolving Credit Loans.

                           "Debt"   means,   with  respect  to  any  Person  (i)
                  indebtedness of such Person for borrowed money, (ii) indebtedness relating to the acquisition of property where the full purchase price is not paid at the time such property is acquired but is required to be paid, in whole or in part, thereafter (excluding trade debt and accounts payable), (iii) the face amount of any outstanding letters of credit issued for the account of such Person, (iv) obligations arising under acceptance facilities, (v) guaranties and endorsements (other than endorsements for collection in the ordinary course of business) under which such Person has a direct, non-contingent payment or performance obligation, (vi) other direct, non-contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, (vii) obligations secured by any Lien on property of such Person, (viii) obligations of such Person as lessee under Capital Leases and (ix)
                  indebtedness of such Person evidenced by a note, bond, indenture or similar instrument.

                           "Debt  Coverage  Ratio"  means  (i) the  consolidated
                  EBITDA of Borrower and its Subsidiaries, minus any cash Dividends paid or declared to be paid to shareholders of Borrower for the prior 12 month period, (ii) divided by the sum of the Current Debt (including Current Chun Shin Acquisition Debt, except as provided below) and Interest Expense of Borrower and its Subsidiaries all on a consolidated basis, as determined at the end of each fiscal quarter, based upon Borrower's financial statements delivered in accordance with the Loan Agreement. If Borrower completes an Acquisition of Chun Shin under terms where all or part of the Acquisition price is payable following consummation of the Acquisition ("Chun Shin Acquisition Debt"), and if, at the date of determination of Debt Coverage Ratio, the amount of the Revolving Credit Commitment then available to Borrower hereunder equals or exceeds that portion of the Chun Shin Acquisition Debt which is due and payable within the next 12 months ("Current Chun Shin Acquisition Debt"), then 50% of the Current Chun Shin Acquisition Debt shall be excluded from Current Debt for the purposes of computing the Debt Coverage Ratio.

                           "Depreciation" means depreciation as determined in
                  accordance with GAAP.

                           "Dividends" means, for any period,  dividends paid by
                  Borrower or any Subsidiary during such period.

                           "EBITDA"  means,  for any period,  the sum of (i) Net
                  Income, (ii) income taxes paid or payable to any government or government instrumentality, (iii) all Interest Expense paid or accrued on any Debt, (iv) Depreciation and (v) Amortization during such period.

                           "GAAP" means generally accepted accounting principles
                  in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the Borrower's financial statements.

                           "Guarantors"  means Vicon Industries  International
                  Sales Corp., Vicon Industries Foreign Sales Corp. and each future Subsidiary which is required to become a party to the Guaranty in accordance with the Credit Agreement.

                           "Interest Expense" means interest expense of Borrower
                  and its Subsidiaries on a consolidated basis for a particular period as reflected in its financial statements and calculated in accordance with GAAP.

                           "Lien"  means  any  lien  (statutory  or  otherwise),
                  security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

                           "Net Income" means with respect to any Person for any
                  period, such Person's net income after taxes for such period as reflected on such Person's financial statements.

                           "Person"    means   an    individual,    partnership,
                  corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                           "Revolving Credit Commitment" means the obligation of
                  the Lender to extend revolving credit to Borrower in accordance with the terms of a certain credit agreement (the "Credit Agreement") dated July 20, 1998 in the aggregate principal amount not to exceed $7,500,000.00, or if Borrower elects to increase the Revolving Credit Commitment, $9,500,000.00, as such amount may be reduced or otherwise modified from time to time in accordance with the terms of said Credit Agreement.

                           "Revolving  Credit Loans" mean any Revolving Credit
                  Loan made by the Lender to the Borrower under the Credit Agreement.

                           "Revolving Credit Termination Date" means the earlier
                  of (i) the date on which the Revolving Credit Loan is paid in full and the Revolving Credit Commitments shall terminate and the obligations of Borrower in connection therewith have been satisfied or (ii) the date four years from the date of the Revolving Credit Commitment unless such date is not a Banking Day, then the next succeeding Banking Day.

                           "Subsidiary"   means,   as   to   any   Person,   any
                  corporation, partnership, limited liability company or other business organization or entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person. For the purposes of the financial covenants set forth in Article 10 under the Credit Agreement and in the Modification Agreement and the definitions of Current Debt, Debt, Debt Coverage Ratio, EBITDA, Interest Expense, Net Income, Tangible Net Worth, Total Assets and Total Liabilities, the balance sheet information and results of operations of Vicon U.K. and any other Subsidiary which is not a Guarantor under the Credit Agreement shall be excluded.

                           "Tangible Net Worth" means,  at any particular  date,
                  the amount of excess of Total Assets over Total Liabilities which would, in accordance with GAAP, be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries as at such date. There shall be excluded from the determination of Total Assets all intangible assets, including, without limitation, organization expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and developmental costs, training costs, treasury stock, deferred charges and any loans receivable from officers or Affiliates, other than loans receivable from Affiliates incurred as a result of sales of goods in the ordinary course of business.

                           "Term Loan" means the Term Loan made to Borrower by
                  Lender under the Credit Agreement.

                           "Total  Assets"  means,  at a  particular  date,  all
                  amounts which would, in accordance with GAAP, be included under assets on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                           "Total  Liabilities" means, at a particular date, all
                  amounts which would, in accordance with GAAP, be included under liabilities on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

7.       REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         (a) The Borrower is a corporation duly organized and existing under the laws of the State of New York and is authorized to do business in the State of New York and, that it has full corporate power to execute this Agreement, the Note and all other Loan Documents and do all things required of it hereunder, and that the Borrower's main office for doing business is as indicated at the beginning of this Agreement;

         (b) The Borrower maintains offices at the following location(s):
89 Arkay Drive, Hauppauge, New York 11788;

         (c) The Borrower's most recent financial statement as submitted to the Bank fairly represents the Borrower's financial condition as of the dates shown; that the Borrower is the owner of all of the assets and property as shown in the financial statement, subject to no liens, encumbrances or charges whatever other than as set forth in said financial statement, and that the Borrower has no liabilities other than shown on said financial statement;

         (d) The Borrower is the owner of the Collateral, free and clear of any liens, claims or rights of any other party, except as listed in Schedule A;

         (e) There is no action, litigation, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending, threatened against or affecting the Borrower which involves the possibility of materially adversely affecting the property, business, profits or conditions (financial or otherwise) of the Borrower;

         (f) The Borrower has filed all required federal, state and local tax returns and has paid all taxes shown on such returns as they become due;

         (g) The execution and delivery of this Agreement, and all other Loan Documents will not violate any provision of this Agreement or of any other agreement or instrument to which the Borrower is a party for which waivers of same have not been obtained;

         (h) All necessary corporate action to authorize the Borrower's entry into this Agreement and the execution of the Loan Documents has been taken and that the Loan Documents when executed by the Borrower shall be valid and binding obligations of the Borrower enforceable in accordance with their terms;

         (i) The execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated and compliance with the provisions of each by the Borrower does not and will not (i) conflict with, violate or result in a breach of any of the terms or provisions of the certificate of incorporation or by-laws of the Borrower, (ii) require consent which has not hereto been received or will result in a breach or default of any credit agreement, indenture, purchase agreement, mortgage, deed of trust, commitment, guaranty agreement, or any other instrument to which the Borrower is a party, or by which the Borrower may be bound or affected for which waivers of same have not been obtained, or (iii) conflict with or violate any existing law, rule, regulation, judgment, order or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Borrower or any of its properties;

         (j) The Borrower possesses all licenses, trademarks, trademark rights, and tradenames which are required for the conduct of its business without conflict with the rights of others.

8.       NEGATIVE COVENANTS

         While the Loan remains outstanding, the Borrower agrees that it will not, without prior written consent of the Bank:

         (a) Merge or consolidate with any other person, firm, corporation or business if (i) Borrower is not the surviving corporation, or (ii) the surviving entity has a lower credit rating than Borrower; or

         (b)  Sell,  lease,  assign,   transfer  or  otherwise  dispose  of  any
significant assets or property, except in the normal course of business as presently conducted, and for full and adequate consideration.

9.       AFFIRMATIVE COVENANTS

         While the Loan remains outstanding, the Borrower agrees that it will:

         (a)      Make all payments required under the Note;

         (b) Furnish the Bank with copies of Financial Statements and other financial documentation as set forth herein;

         (c) Pay and discharge any and all taxes, assessments and governmental charges on the due date thereof, unless the same are being contested by the Borrower in good faith and provided such contest does not impair the Bank's security;

         (d) Timely comply with all of the terms and conditions of the Loan Documents;

         (e) Keep all of its property insured by insurance companies licensed to do business in New York and in such other state(s) where the property is located against loss or damage by fire or other risk usually insured against by other owners or users of such properties in similar businesses under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards as the Bank may from time to time reasonably request, in amounts satisfactory to the Bank. The Borrower shall deliver the policy or policies of such insurance to the Bank. All such insurance shall contain endorsements in form satisfactory to the Bank providing that the insurance shall not be cancelable except upon thirty (30) days prior written notice to the Bank and showing the Bank as a party insured as its interest may appear. The Borrower shall promptly notify the Bank of any event or occurrence causing a material loss or decline in value of property insured or the existence of an event justifying a material claim under any insurance and the estimated amount thereof;

         (f) Keep the Bank fully informed as to all matters that may affect the Loan;

         (g) Preserve and maintain its assets and keep the same in good order and condition;

         (h) If the Bank so reasonably requires, provide the Bank with an appraisal or appraisals of the Premises subsequent to the closing of the Loan but not more often than once every twelve (12) months except as otherwise set forth herein.

         All costs of such future appraisals shall be paid by the Borrower.

10.      DEFAULT

         Each of the  following  shall  be an  "Event  of  Default"  under  this
Agreement:

         (a) The occurrence of an Event of Default under the Note, any of the Loan Documents; or

         (b) Borrower shall fail to perform any other obligation required to be performed under this Agreement or any other Loan Document, for thirty (30) days after receipt of notice from the Bank of such failure; or

         (c) Any warranty, representation or other statement by or on behalf of Borrower in any Loan Document or instrument furnished in compliance with or in reference to any Loan Document proves in the Bank's reasonable opinion to be false or misleading in any material respect; or

         (d) Borrower shall generally not be paying debts as they become due or file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of Borrower or of the whole or substantially all of Borrower's property or of any collateral pledged as security for the Note; or if Borrower shall file a petition or an answer to a petition under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any State thereof, or any foreign country or subdivision thereof; or

         (e) A Court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of Borrower or of the whole or substantially all of Borrower's property, or any portion of the collateral pledged as security for the Note, or enter an order for relief against Borrower in any case commenced under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or grant relief under any other similar law or statute of the United States of America, any State thereof, or any foreign country or subdivision thereof and the same is not stayed or discharged within sixty (60) days of entry; or

         (f) Under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession from Borrower of all or substantially all of Borrower's property or any portion of any collateral pledged as security for the Note; or

         (g) There is commenced against Borrower any proceeding for any of the foregoing relief or if a petition is filed against Borrower under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or under any other similar law or statute of the United States of America, any State thereof, or any foreign country or subdivision thereof, and such proceeding or petition remains undismissed for a period of sixty (60) days or if Borrower by any act indicates consent to, approval of or acquiescence in any such proceeding or petition; or

         (h) The Bank receives a notice to creditors with regard to a bulk transfer by Borrower pursuant to Article VI of the Uniform Commercial Code; or

         (i) In the event that (a) any entity then having a lesser credit rating than Borrower shall acquire beneficial ownership of a majority interest in the voting stock of Borrower, or (b) the Borrower shall merge with such an entity and shall not be the surviving corporation; or

         (j) Borrower shall fail to satisfy a final judgment entered against it for the payment of money within thirty (30) days from entry or affirmance, and in any event, prior to any execution or enforcement thereof; or

         (k) Borrower shall be in default under any other agreement or document with the Bank; or

         (l) Borrower shall fail to obtain and deliver to Lender a certificate of occupancy (or certificate of compliance) for the open permit on the Premises identified as Permit number 101969 with the Town of Smithtown within one hundred twenty (120) days of the date hereof.

         If an Event of Default occurs or, if an event which, but for the passage of time, the giving of notice or both (unless same is required under the Loan Documents), would constitute an Event of Default, the Bank may declare the Loan and any other Obligations to be immediately due and payable and the Bank shall have, in addition to all other rights and remedies including those set forth in the Mortgage and in the Assignment of Leases and Rents, those of a secured party under the Uniform Commercial Code of the State of New York including without limitation, the right to institute foreclosure proceedings and the right to take possession of all Collateral, and for that purpose the Bank may enter the Premises where the Collateral may be situated and remove the same therefrom without legal process. At the request of the Bank, if applicable, Borrower (i) will disclose the exact location of any personal property Collateral, (ii) assist in the collection of any personal property Collateral, and (iii) assemble any personal property Collateral at a place to be designated by the Bank. The requirements of reasonable notice shall be met if the Bank gives to the Borrower at least five (5) days prior written notice of the time and place of any public sale of any personal property Collateral or if the time after which any private sale or any other intended disposition is to be made. For the purpose of realizing the Bank's rights in the Collateral, the Bank may endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage or endorse any other forms of Collateral on behalf of and in the name of Borrower and may compromise and settle claims and otherwise generally deal with the Collateral. The Borrower hereby irrevocably appoints the Bank as its lawful attorney-in-fact with full power of substitution for the Borrower in its name, place and stead to take all actions with respect to the Collateral permitted hereunder.

         Any sale or  disposition  of  Collateral by the Bank shall be done in a
commercially   reasonable   manner.  All  decisions  with  respect  to  sale  or
disposition of the Collateral shall be made solely by the Bank.

         All proceeds received from the disposition and/or collection of Collateral shall be applied by the Bank, in its discretion and in such order as it elects, to (i) the payment of all expenses incurred in connection with the sale and/or collection of the Collateral, including reasonable attorney's fees and other expenses and disbursements and the reasonable expenses of retaking, collecting, holding, preparing for sale, sale and the like and (ii) the payment of all interest, principal and other sums due under the Loan Documents.

11.      INDEMNIFICATION

         The Bank by virtue of the pledge and assignment of the Collateral to it hereunder shall not be deemed to have assumed the Borrower's obligations under the Collateral or be responsible for servicing the Collateral and the Borrower shall and does hereby agree to defend, indemnify and hold the Bank harmless of and from any and all liability of any name, nature or kind which may arise or be alleged to have arisen as a result of the pledge and assignment of the Collateral to the Bank hereunder.

12.      FEES AND EXPENSES

         All filing fees, recording costs and all other fees or charges, including reasonable attorneys fees, incurred by the Bank in connection with the preparation of this Agreement and the other Loan Documents and in perfecting and defending the Bank's security interests in the Collateral and its rights hereunder, shall be deemed to be sums payable under the Note and secured by the Collateral and shall be paid by the Borrower on demand.

13.      GENERAL PROVISIONS

         (a) Inspection. The Bank may examine the Borrower's books and records with respect to the Collateral and this Agreement at all reasonable times to insure compliance with the terms of the Loan Documents. Additionally, the Borrower hereby agrees to allow the Bank, its personnel and representatives, access to the Borrower's books and records for the purpose of conducting periodic audits. Such audits shall be done as frequently as the Bank may reasonably determine is necessary and Borrower shall pay the Bank an audit fee of $650.00 per audit, it being understood that audit fees shall be charged only at such times as an Event of Default has occurred and is continuing.

         (b) Notice To Others. The Bank may, upon the occurrence of an Event of Default or upon the occurrence of an event which, but for the passage of time, the giving of notice or both unless same is required under the Loan Documents, would constitute an Event of Default, notify any party obligated to make payments to Borrower under any lease of the Premises or portion , to make payment directly to the Bank.

         (c) Paragraph Headings. Paragraph headings are for convenience and shall not operate to change or modify any of the terms of this Agreement.

         (d) Partial Invalidity. The invalidity or unenforceability of any clause or part of this Agreement or any other Loan Documents shall not affect the validity or enforceability of any other clause or part hereof.

         (e) Waiver. Any waiver by the Bank of any breach or of any Event of Default shall not be deemed a waiver of any other breach or Event of Default of the same or any other provision.

         (f) Rights Cumulative. All of the Bank's rights, remedies and powers, whether pursuant to this Agreement or any other Loan Document or otherwise ("Rights") shall be cumulative and may be exercised independently or concurrently, partially or wholly, and as often as the Bank deems expedient. No delay or omission in exercising such Right or any other Right shall be construed as a waiver or acquiescence to an Event of Default. Waiver of a Right or an Event of Default on any one occasion shall not bar or be a waiver of such Right or Event of Default on any future occasion.

         (g) Governing Law. This Agreement shall be governed by the laws of the State of New York.

         (h) Waiver Of Jury Trial. The parties hereto hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, any other Loan Document or the Loan, or any instrument or document delivered in connection with the Loan, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and the Bank.

         (i) Notices. All notices and communications under this Agreement, except those communications permitted by the terms of this Agreement to be made by telephone, shall be: (i) personally delivered or (ii) forwarded by overnight courier service, in each instance addressed to the addresses hereinafter set forth, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of courier service, upon delivery to the courier service as follows:

                  If to Bank:

                  KeyBank National Association
                  1377 Motor Parkway
                  Islandia, New York 11788
                  Attn:  James V. Maiorino, Vice President

                  If to Borrower:

                  Vicon Industries, Inc.
                  89 Arkay Boulevard
                  Hauppauge, New York 11788
                  Attn:  Kenneth M. Darby, President

         (j) Bank Approval. All Loan Documents and all other documents delivered by Borrower to the Bank must be acceptable to the Bank and its Counsel.

         (k) Entire Agreement. This Agreement and the other Loan Documents constitute the complete agreement of the parties with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto, all of which have become merged and finally integrated into this Agreement. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, neither shall be permitted to offer or introduce any oral evidence concerning any other oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing signed by the Bank.

         (l) Counterparts. This Agreement may be executed in counterparts and any combination or group of counterparts bearing, in the aggregate, the signatures of all of the parties hereto shall be deemed one Agreement and sufficient execution of the within Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


VICON INDUSTRIES, INC.                      KEYBANK NATIONAL ASSOCIATION

By:____________________                     By:_________________________
         John Badke                         James V. Maiorino
         Vice President-Finance             Vice President


STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF SUFFOLK   )

            On the 12th day of October, 1999, before me, the undersigned, personally appeared JOHN BADKE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                                                           NOTARY

STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF SUFFOLK   )

            On the 12th day of October, 1999, before me, the undersigned, personally appeared JAMES V. MAIORINO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                                                           NOTARY

                                 SCHEDULE "A"

                        PRIOR LIENS, CLAIMS OR RIGHTS OF
                          OTHERS IN AND TO COLLATERAL



                          KEYBANK NATIONAL ASSOCIATION